Exhibit 99.1

N E W S R E L E A S E

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP SUSPENDS QUARTERLY DIVIDEND TO MAXIMIZE

REPAYMENT OF DEBT WHILE IT EVALUATES CORPORATE STRUCTURE

Boca Raton, Fla. – April 7, 2021 — The GEO Group, Inc. (NYSE: GEO) (“GEO”) announced today that its Board of Directors (the “Board”) has immediately suspended GEO’s quarterly dividend payments with the goal of maximizing the use of cash flows to repay debt, deleverage, and internally fund growth. GEO currently intends to maintain its corporate tax structure as a Real Estate Investment Trust (“REIT”) but the Board has determined to undertake an evaluation of GEO’s structure as a REIT.

The Board’s evaluation of the current corporate tax structure and GEO’s REIT status is expected to take into consideration, among other factors, potential changes to GEO’s financial operating performance, as well as, potential changes to the Internal Revenue Code of 1986, as amended (the “Code”) applicable to U.S. corporations and REITs. The Board expects to conclude its evaluation in the fourth quarter of 2021, and should the Board determine not to change its current intent to maintain GEO’s REIT status, an additional dividend payment may be required before year-end in order to meet the minimum REIT distribution requirements under the Code.

As of March 31, 2021, GEO had $291 million in cash on hand and approximately $209 million in borrowing capacity available under GEO’s revolving credit facility, in addition to an accordion feature of $450 million under GEO’s senior credit facility. GEO has cancelled approximately $35 million in capital expenditures previously planned for 2021 and has set a goal of repaying a minimum of $125-$150 million in net debt during 2021.

About The GEO Group

The GEO Group (NYSE: GEO) is a fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO is a leading provider of enhanced in-custody rehabilitation, post-release support, electronic monitoring, and community-based programs. GEO’s worldwide operations include the ownership and/or management of 116 facilities totaling approximately 92,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 21,000 professionals.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding the Board’s decision to immediately suspend GEO’s quarterly dividend payments with the goal of maximizing the use of cash flows to repay debt, deleverage, and internally fund growth, while the Board evaluates GEO’s current corporate tax structure and REIT status. Risks and uncertainties that could cause actual results to vary from current

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

expectations and forward-looking statements contained in this press release include, but are not limited to: (1) the Board’s ability to evaluate and conclude its evaluation regarding GEO’s corporate tax structure and REIT status by the fourth quarter of 2021; (2) GEO’s ability to cancel capital expenditures previously planned for 2021 and meet its debt repayment goal for 2021; (3) the timing and scope of potential changes to the Code applicable to U.S. corporations and REITs; (4) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including the timing and scope of implementation of President Biden’s Executive Order directing the U.S. Attorney General not to renew the U.S. Department of Justice contracts with privately operated criminal detention facilities; (5) changes in federal immigration policy; (6) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (7) the magnitude, severity, and duration of the current COVID-19 global pandemic, its impact on GEO and GEO’s ability to mitigate the risks associated with COVID-19; (8) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of the COVID-19 global pandemic and policy and contract announcements impacting GEO’s federal facilities in the United States; (9) fluctuations in our operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in our operating costs, (10) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels (11) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (12) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (13) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (14) GEO’s ability to successfully pursue growth and continue to create shareholder value; (15) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; (16) GEO’s ability to remain qualified as a REIT, including its ability to declare future dividend payments, should the Board determine not to change its current intent to maintain GEO’s REIT status; and (17) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations